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[Nuveen Logo]

Nuveen Investments
333 West Wacker Drive
Chicago IL 60606
www.nuveen.com




3 EASY WAYS TO VOTE YOUR PROXY



1. Automated Touch Tone Voting: Call toll-free 1-800-690-6903 and use the control number shown.



2. On the Internet at www.proxyweb.com, enter the control number and follow the simple instructions.



3. Sign, Date and Return this proxy card using the enclosed postage-paid envelope, to the Proxy Tabulator, PO Box 9122, Hingham, MA 02043.



CONTROL NUMBER:

           THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF NUVEEN
                            EUROPEAN VALUE FUND FOR
               A SPECIAL MEETING OF SHAREHOLDERS, JUNE 11, 2003.



The Special Meeting of shareholders will be held Wednesday, June 11, 2003, at 10:00 a.m. Central Time, in the 31st floor conference room of Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois. At this meeting, you will be asked to vote on the proposal described in the proxy statement attached. The undersigned hereby appoints Timothy R. Schwertfeger, Jessica R. Droeger and Gifford R. Zimmerman, and each of them, with full power of substitution, proxies for the undersigned, to represent and vote the shares of the undersigned at the Special Meeting of shareholders to be held on June 11, 2003, or any adjournment or adjournments thereof.




WHETHER OR NOT YOU PLAN TO JOIN US AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED. AS AN ALTERNATIVE, PLEASE CONSIDER VOTING BY TELEPHONE
(800)690-6903 OR OVER THE INTERNET (www.proxyweb.com).







                                    Date:___________________



                                    Sign here exactly as name(s) appear(s) on left (Please sign in Box)







                                    NOTE: Please sign your name exactly as it
                                          appears on this proxy. If shares are
                                          held jointly, each holder must sign
                                          the proxy. If you are signing on
                                          behalf of an estate, trust, or
                                          corporation, please state your title
                                          or capacity.





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Please fill in box(es) as shown using black or blue ink or number 2 pencil.
PLEASE DO NOT USE FINE POINT PENS.





In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted "FOR" the proposal.






     1. To approve an Agreement and Plan of Reorganization (and the related transactions) pursuant to which the Nuveen European Value Fund (the "European Fund") would (i) transfer all of its assets to the Nuveen NWQ International Value Fund (the "International Fund")in exchange solely for Class A, B, C and R shares of beneficial interest of the International Fund and the International Fund's assumption of the liabilities of the European Fund, (ii) distribute such shares of the International Fund to the holders of shares of the European Fund and
          (iii) be liquidated, dissolved and terminated as a series of the Nuveen Investment Trust in accordance with the Nuveen Investment Trust's Declaration of Trust.







                                                       FOR   AGAINST  ABSTAIN

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